AMENDMENT NO. 4 TO

IMPLEMENTATION SERVICES AGREEMENT

THIS AMENDMENT NO. 3, dated as of this 27th day of July, 2020 (the “Amendment”), to the Implementation Services Agreement, dated October 5, 2018, as amended (collectively, the “Agreement”), between the Parties (as defined below), is entered into by and between J.P. Morgan Private Investments Inc. (the “Adviser”) and Russell Investments Implementation Services, LLC (“RIIS” and, together with the Adviser, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, RIIS may provide, when needed, certain implementation and asset transition services to the fund series of the Six Circles Trust (the “Trust”);

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add a new series of the Trust, the Six Circles Credit Opportunities Fund (hereinafter the “Fund”), so that RIIS may provide, when needed, certain implementation and asset transition services for the new series pursuant to the Agreement; and

WHEREAS, Section 15 of the Agreement provides that the Agreement may be amended at any time by written agreement between the Parties.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the Parties hereto agree as follows:

W I T N E S S E T H:

1.

The Parties hereby agree that Schedule B of the Agreement is hereby replaced in its entirety with Schedule B attached hereto, to become effective with respect to the Credit Opportunities Fund on the date that such Credit Opportunities Fund commences operations pursuant to an effective amendment to the Trust’s registration statement (with respect to such Credit Opportunities Fund, the “Effective Date”).

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized signatories as of the date and year first written above.

J.P. MORGAN PRIVATE INVESTMENTS INC.

By:

Name:	Mary Savino
Title:	Managing Director

RUSSELL INVESTMENTS IMPLEMENTATION SERVICES, LLC

By:

Name:	Travis Bagley
Title:	Director, Transition Management- Americas

LIST OF FUNDS AND SPECIFIED FUND SLEEVES

The Client hereby certifies that it has the necessary authority to direct trades to RIIS for the following Funds as part of this Agreement.

Fund Name:	Six Circles Ultra Short Duration Fund

Specified Fund Sleeve Name(s):	Conservative Income Sleeve

Core Ultra Short Sleeve

Global Ultra Short Sleeve

Fund Name:	Six Circles Tax Aware Ultra Short Duration Fund

Specified Fund Sleeve Name(s):	Municipal Conservative Income Sleeve

Core Municipal Ultra Short Sleeve

Global Ultra Short Sleeve

Fund Name:	Six Circles U.S. Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles International Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles Managed Equity Portfolio International Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Tax Aware Bond Fund

Specified Fund Sleeve Name(s):	Short Duration Municipal Sleeve

Intermediate Duration Municipal Sleeve

Long Duration Municipal Sleeve

Municipals Sleeve

Core Municipals Sleeve

Fund Name:	Six Circles Global Bond Fund

Specified Fund Sleeve Name(s):	Asian Pacific Government Sleeve

Asian Pacific Credit Sleeve

Pan-European Government Sleeve

Pan-European Credit Sleeve

Pan-European Securitized Sleeve

U.S. Government Sleeve

U.S. Credit Sleeve

U.S. Securitized Sleeve

Global Government Sleeve

Global Credit Sleeve

Global Securitized Sleeve

Fund Name:	Six Circles Credit Opportunities Fund

Specified Fund Sleeve Name(s):	High Yield Sleeves

Certified this 27th day of July, 2020.

3